Exhibit 99.1

FOR IMMEDIATE RELEASE

Velocity Express Receives Notice of Non-Compliance with NASDAQ Listing Agreement and Confirms Previous Guidance for Positive EBITDA in June Quarter

Westport, CT, June 25, 2008 – Velocity Express Corporation (NASDAQ:VEXP) announced that, because the Company’s common stock price closed below $1.00 for thirty consecutive business days, it received a notice on June 19, 2008 from the NASDAQ Stock Market that it is not in compliance with Marketplace Rule 4310(c)(4) regarding the minimum bid requirement for the continued listing of its common stock on the Nasdaq Capital Market.

The Company will have 180 calendar days until December 16, 2008 to regain compliance with the minimum bid requirement which will require that the bid price of the Company’s common stock close at $1.00 per share or more for a minimum of 10 consecutive business days. If the Company is unable to demonstrate bid price compliance by December 16, 2008 but is found to meet all other initial listing requirements for the NASDAQ Capital Market, it may receive an additional 180-day compliance period. If the Company does not meet compliance requirements within the second 180-day period, NASDAQ will notify the Company that its common stock will be delisted. At that time, the Company may appeal the decision to a NASDAQ Listing Qualifications Panel.

In the meantime, Velocity stock will continue to trade on the same NASDAQ Capital Market as it trades today. Some websites and media that publish stock prices may add a suffix to the VEXP stock symbol but these designations have no effect on the trading of the stock.

The Company is actively evaluating and pursuing several options to enable it to maintain its listing with NASDAQ. In particular, Velocity Express Chairman and CEO, Vincent Wasik stated “We are on track to meet our guidance for positive EBITDA in the June quarter and we are excited by the growth opportunities we see in our sales pipeline for retail store replenishment and healthcare products delivery. Likewise, the successful restructuring in May of our Senior Secured Notes Due 2010 shows the confidence of our lenders in the Company’s future success.”

About Velocity Express

Velocity Express has one of the largest, time-definite nationwide delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure that provides customers with the reliability and information they need to manage their transportation and logistic systems. Velocity uses a proprietary package tracking system that enables customers to review the status of any package via a flexible web reporting system.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance that are not historical facts are forward looking statements within the meaning of these laws. These forward looking statements include our guidance for positive EBITDA in the June quarter, the growth opportunities the Company sees in our sales pipeline, and the Company’s ability to regain compliance with the listing requirements for the NASDAQ Capital Market. Forward-looking statements are affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or predict. Such risks include, but are not limited to, the following: the Company may be unable to meet its EBITDA projection for the June quarter; the Company may fail to win new contracts for retail store replenishment and health care products; the Company may not be able to satisfy the revised financial covenants contained in our credit agreement and indenture; the risk that the Company may be unable to maintain a minimum bid price of $1.00 per share for ten consecutive business days prior to December 16, 2008; and the other risks identified in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 and its Quarterly Report on Form 10-Q for the quarter ended March 29, 2008, as well as in the other documents that the Company files from time to time with the Securities and Exchange Commission. Management believes that the forward-looking statements contained in this release are reasonable; however, undue reliance should not be placed on any forward-looking statements contained herein, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to publicly update any of them in light of new information or future events.

Contact:

Velocity Express Corporation

Edward W. (Ted) Stone,

203-349-4199

tstone@velocityexp.com

or

Institutional Marketing Services (IMS)

John G. Nesbett

203-972-9200

jnesbett@institutionalms.com